UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.
UBS ACTIVIST PARTNERS, L.L.C.

EIGHTH AMENDMENT TO CREDIT AGREEMENT AND ASSIGNMENT

          This Eighth Amendment to Credit Agreement and Assignment (herein, the "Amendment") is entered into as of July 31, 2007, by and among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund H"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners "), UBS M2 FUND, L.L.C., a Delaware limited liability company ("UBS M2 Fund"), UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund"), UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company ("Multi-Strat") and UBS Activist Partners, L.L.C., a Delaware limited liability company ("Activist Partners" and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund, Masters Fund and Multi-Strat, individually a "Borrower" and collectively the "Borrowers"), Bank of Montreal, Chicago Branch (the "Lender"), and Harris N.A. as successor by merger to Harris Trust and Savings Bank (the "Departing Bank").

PRELIMINARY STATEMENTS

          A. The Borrowers and the Departing Bank are parties to a Credit Agreement, dated as of July 2, 2004, as amended (the Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Borrowers have requested that the Termination Date be extended to July 29, 2008. The Departing Bank is concurrently herewith assigning all right, title and interest in and to the Loans and the Loan Documents to its affiliate, Bank of Montreal, Chicago Branch, and, in connection therewith, the Departing Bank and the Lender have requested that the Borrowers each acknowledge and consent to the assignment.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     ASSIGNMENT.

          The Departing Bank hereby assigns, without representation, recourse or warranty (except the Departing Bank represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind), all of its rights and obligations under the Credit Agreement and the other Loan Documents (including all of its Commitment and the Loans owing to it) to the Lender. The Lender has, by virtue of such assignment, succeeded in all respects to all rights and obligations of the Departing Bank under the Credit Agreement (including all of the Departing Bank's Commitment and the Loans currently outstanding and owing by the Borrower to the Departing Bank) and the related Loan Documents (including, without limitation, all other indebtedness, obligations and liabilities of the Borrowers, or any of them, owing to the Lender). Each Borrower hereby acknowledges and consents to the foregoing assignment and agrees that the Departing Bank has no further obligations to such Borrower under the Credit Agreement or the related Loan Documents, such obligations (together with the assigned rights) having been assumed by the Lender. All references in the Credit Agreement and all the other Loan Documents to Departing Bank shall from and after the date hereof be deemed references to the Lender. Each Borrower hereby agrees to execute such instruments and documents and to take such other action as the Lender may from time to time reasonably request to confirm such assignment.

SECTION 2.     AMENDMENTS.

          Upon the satisfaction of the conditions precedent set forth in Section 3 hereof, the following provisions of the Credit Agreement shall be amended as follows:

          2.1. All references in the Credit Agreement, including the exhibits and schedules thereto, to the "Lender" shall be deemed references to the "Lender" as defined in this Amendment and its successors and assigns.

          2.2. The definition of the term "Termination Date" contained in Section 4.1 of the Credit Agreement shall be amended by replacing the date "July 31, 2007" appearing therein with the date "July 29, 2008".

          2.3. All references in each of the exhibits and schedules to the Credit Agreement to the Departing Bank shall be deemed references to the Lender.

SECTION 3.     CONDITIONS PRECEDENT.

          The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

          3.1. Each Borrower, the Lender and the Departing Bank shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

          3.2. The Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

(a) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment by the Borrowers; and

(b) an incumbency certificate containing the name, title and genuine signatures of each Borrower's authorized representatives.

          3.3. Legal matters incident to the execution and delivery of this Amendment by the Borrowers and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel; and the Lender shall have received the favorable written opinion of counsel for the Borrowers in the form and substance satisfactory to the Lender.

          3.4. The Lender shall have received a good standing certificate (or the equivalent for each Cayman Borrower) for each Borrower (dated as of the date no earlier than 30 days prior to the date of this Amendment) from the offices of the secretary of state of the state of each Borrower's respective organization or of the applicable office in the case of each Cayman Borrower.

          3.5. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

          3.6. No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.     REPRESENTATIONS AND WARRANTIES.

          4.1. Each Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 5.     MISCELLANEOUS.

          5.1. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          5.2. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

[SIGNATURE PAGES TO FOLLOW]

          This Eighth Amendment to Credit Agreement and Assignment is entered into as of the date and year first above written.

UBS PW EQUITY OPPORTUNITY FUND,
   LIMITED

By ____________________________________
        Name _________________________________
        Title _________________________________

PW TECHNOLOGY FUND, LTD.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EQUITY OPPORTUNITY FUND II, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EQUITY OPPORTUNITY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS HEALTH SCIENCES FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS CREDIT & RECOVERY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EVENT & EQUITY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS TECHNOLOGY PARTNERS, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS M2 FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS MASTERS FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS MULTI-STRAT FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS ACTIVIST PARTNERS, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

BANK OF MONTREAL, CHICAGO BRANCH, as
   Lender

By ____________________________________
        Name _________________________________
        Title _________________________________

HARRIS, N.A., as Departing Bank

By ____________________________________
Its _________________________________